Exhibit 99.1
Insperity Announces Second Quarter Results
HOUSTON – July 29, 2026 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended June 30, 2026. Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results and our updated 2026 outlook and will be posting an accompanying presentation to our investor website at http://ir.insperity.com.
Highlights for the quarter included:
•Q2 revenues up 2% year-over-year
•Q2 average paid WSEEs down 1% to 305,764
•Q2 net income up 180% to $4 million; adjusted EBITDA up 13% to $36 million
•Q2 diluted EPS up 171% to $0.10; adjusted EPS up 31% to $0.34
•YTD average paid WSEEs down 1% to 304,407
•YTD net income down 20% to $37 million; adjusted EBITDA up 4% to $139 million
•YTD diluted EPS down 20% to $0.97; adjusted EPS down 10% to $1.64
Second Quarter Results
“We are pleased that our second quarter results reflect meaningful progress on our top 2026 priority of margin recovery, with worksite employee growth and profitability metrics meeting or exceeding our forecasted ranges,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “Over the balance of the year our goal is to lay the foundation to regain growth momentum through our refined sales motion, HRScale progress and AI initiatives.”
The average number of worksite employees (“WSEE”) paid per month decreased 1% from Q2 2025 to 305,764 WSEEs. Revenues in Q2 2026 increased 2% to $1.7 billion on a 3% increase in revenue per WSEE on higher pricing, partially offset by the decrease in paid WSEEs.
Gross profit decreased 3% to $217 million in Q2 2026 and gross profit per WSEE decreased 1% to $237. Our benefits costs per covered employee increased 5% over Q2 2025.
Operating expenses decreased 8% to $211 million in Q2 2026 over Q2 2025. Operating expenses included $8 million in Q2 2026 and $14 million in Q2 2025 related to our Workday strategic partnership.
Reported net income increased 180% to $4 million and diluted EPS increased 171% to $0.10. Adjusted EBITDA increased 13% to $36 million and adjusted EPS increased 31% to $0.34.
“All three components of our margin recovery plan contributed to our second quarter results, including our pricing and client retention strategy, benefit plan and policy changes, and operating expense management,” said James D. Allison, executive vice president of finance, chief financial officer and treasurer. “As we continue to execute this plan over the remainder of the year, the cumulative impact of these efforts is expected to produce a significant profit recovery in 2026 and provide a solid foundation heading into 2027.”
Year-to-Date Results
The average number of WSEEs paid per month decreased 1% from 2025 to 304,407 WSEEs. Revenues increased by 2% to $3.6 billion on a 3% increase in revenue per WSEE and the decrease in paid WSEEs.
Gross profit decreased 3% to $519 million and gross profit per WSEE decreased 2% to $284. Our benefits costs per covered employee increased 5% over YTD 2025, partially offset by increased pricing.
Operating expenses declined 4% to $451 million as compared to the 2025 period. Operating expenses included $16 million for our Workday strategic partnership in 2026.

Reported net income and diluted EPS both decreased by 20% to $37 million and $0.97, respectively. Adjusted EBITDA increased 4% to $139 million and adjusted EPS declined 10% to $1.64.
Cash outlays in the first six months of 2026 included the repurchase of approximately 172,000 shares of our common stock at a cost of $4 million, dividends totaling $46 million, and capital expenditures of $13 million. Adjusted cash at June 30, 2026 totaled $95 million. During the second quarter, we borrowed $50 million for working capital purposes resulting in outstanding borrowings of $420 million under our credit facility at June 30, 2026.
2026 Guidance
The company also announced its updated guidance for 2026, including the third quarter of 2026. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2026			Full Year 2026

Average WSEEs paid	305,500	—	307,500	305,000	—	307,000
Year-over-year decrease	(2.3)%	—	(1.7)%	(1.6)%	—	(1.0)%

Adjusted EPS[1]	$(0.09)	—	$0.41	$1.88	—	$2.43
Year-over-year increase	55%	—	305%	83%	—	136%

Adjusted EBITDA (in millions)	$14	—	$41	$185	—	$225
Year-over-year increase	40%	—	310%	41%	—	72%
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1 Adjusted EPS reflects an effective tax rate of 27% in Q3 2026 and 36% for the full year 2026 and 38.6 million outstanding shares for both Q3 and full year 2026.
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and restructuring charge.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs, non-cash stock-based compensation, and restructuring charge.
Conference Call and Webcast
Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 531909. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. number 54244. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering a suite of the most comprehensive, scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need to drive performance and growth. With 2025 revenues of $6.8 billion and sales and service operations throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, including our strategic partnership with Workday, Inc.; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base these forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•disallowance of, or other liabilities associated with, employee retention tax credits under certain COVID-19 relief programs;
•labor shortages, increasing competition for highly skilled workers, and evolving employee expectations regarding the workplace;
•impact of inflation and changes in U.S. trade policy;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•impact of a future outbreak of highly infectious or contagious disease;
•bank failures or other events affecting financial institutions;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends;
•financial solvency of workers’ compensation carriers, other insurers or financial institutions;
•the ability to adjust service fees for increases in state and local taxes, including state unemployment tax rates;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•disruption from healthcare reform or the inability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the professional employer organization (or PEO) industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers;
•our ability to fully realize the anticipated benefits of our strategic partnership and joint solution with Workday, Inc.; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisitions, strategic partnerships, and investments.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	June 30, 2026	December 31, 2025
(in millions)

Assets
Cash and cash equivalents	$619	$642
Restricted cash	81	82
Marketable securities	—	18
Accounts receivable, net	878	826
Prepaid insurance and related assets	57	6
Income taxes receivable	26	29
Other current assets	106	119
Total current assets	1,767	1,722
Property and equipment, net	170	177
Right-of-use leased assets	57	63
Deposits and prepaid health insurance	177	165
Goodwill and other intangible assets, net	13	13
Deferred income taxes, net	—	22
Other assets	50	41
Total assets	$2,234	$2,203

Liabilities and stockholders' equity
Accounts payable	$10	$6
Payroll taxes and other payroll deductions payable	534	544
Accrued worksite employee payroll cost	760	764
Accrued health insurance costs	61	30
Accrued workers’ compensation costs	83	84
Accrued corporate payroll and commissions	54	78
Other accrued liabilities	85	114
Total current liabilities	1,587	1,620
Accrued workers’ compensation costs, net of current	103	102
Long-term debt	419	369
Operating lease liabilities, net of current	59	66
Deferred income taxes, net	5	—
Total noncurrent liabilities	586	537
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	255	257
Treasury stock, at cost	(824)	(850)
Retained earnings	629	638
Total stockholders' equity	61	46
Total liabilities and stockholders’ equity	$2,234	$2,203

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2026	2025	Change	2026	2025	Change

Operating results:
Revenues(1)	$1,686	$1,658	2%	$3,581	$3,521	2%
Payroll taxes, benefits and workers’ compensation costs	1,469	1,435	2%	3,062	2,988	2%
Gross profit	217	223	(3)%	519	533	(3)%
Salaries, wages and payroll taxes	115	129	(11)%	255	271	(6)%
Stock-based compensation	13	20	(35)%	26	31	(16)%
Commissions	10	10	—	20	21	(5)%
Advertising	14	11	27%	25	18	39%
General and administrative expenses	49	49	—	104	109	(5)%
Depreciation and amortization	10	11	(9)%	21	22	(5)%
Total operating expenses	211	230	(8)%	451	472	(4)%
Operating income (loss)	6	(7)	186%	68	61	11%
Other income (expense):
Interest income	5	7	(29)%	12	17	(29)%
Interest expense	(6)	(6)	—	(12)	(12)	—
Income (loss) before income tax (benefit) expense	5	(6)	183%	68	66	3%
Income tax (benefit) expense	1	(1)	200%	31	20	55%
Net income (loss)	$4	$(5)	180%	$37	$46	(20)%

Net income (loss) per share of common stock
Basic	$0.10	$(0.14)	171%	$0.98	$1.22	(20)%
Diluted	$0.10	$(0.14)	171%	$0.97	$1.22	(20)%
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(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025

Gross billings	$10,911	$10,558	$23,057	$22,702
Less: WSEE payroll cost	9,225	8,900	19,476	19,181
Revenues	$1,686	$1,658	$3,581	$3,521

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change

Average WSEEs paid	305,764	309,115	(1)%	304,407	307,569	(1)%

Statistical data (per WSEE per month):
Revenues(1)	$1,838	$1,788	3%	$1,961	$1,908	3%
Gross profit	237	240	(1)%	284	289	(2)%
Operating expenses	230	248	(7)%	247	256	(4)%
Operating income (loss)	7	(8)	188%	37	33	12%
Net income (loss)	4	(5)	180%	20	25	(20)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(per WSEE per month)	2026	2025	2026	2025

Gross billings	$11,895	$11,385	$12,624	$12,302
Less: WSEE payroll cost	10,057	9,597	10,663	10,394
Revenues	$1,838	$1,788	$1,961	$1,908

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP FINANCIAL MEASURES
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost	Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.	Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.
Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expenses	Represents operating expenses excluding the impact of the following: • restructuring charges.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation, and • restructuring charges.

Adjusted net income
Represents net income computed in accordance with GAAP, excluding:
•  non-cash stock-based compensation,
•  restructuring charges, and
•  the income tax effect at our effective tax rate of these pre-tax adjustments.(1)

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock-based compensation,
•  restructuring charges, and
•  the income tax effect at our effective tax rate of these pre-tax adjustments.(1)

____________________________________
(1)Non-GAAP effective tax rate excludes the income tax impact from stock-based compensation, restructuring charges, and changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions, except per WSEE per month)	2026		2025		2026		2025
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$9,225	$10,057	$8,900	$9,597	$19,476	$10,663	$19,181	$10,394
Less: Bonus payroll cost	980	1,069	705	760	3,098	1,696	2,948	1,598
Non-bonus payroll cost	$8,245	$8,988	$8,195	$8,837	$16,378	$8,967	$16,233	$8,796
Payroll cost % change period over period	4%	5%	2%	1%	2%	3%	4%	3%
Non-bonus payroll cost % change period over period	1%	2%	4%	3%	1%	2%	3%	2%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in millions)	June 30, 2026	December 31, 2025

Cash, cash equivalents and marketable securities	$619	$660
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	481	468
Client prepayments	43	135
Adjusted cash, cash equivalents and marketable securities	$95	$57
Following is a reconciliation of operating expenses (GAAP) to adjusted operating expenses (non-GAAP):

(in millions, except per WSEE per month)	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Operating expenses	$211	$230	$230	$248	$451	$247	$472	$256
Less: Restructuring charges	—	—	—	—	9	5	—	—
Adjusted operating expenses	$211	$230	$230	$248	$442	$242	$472	$256
Operating expenses % change period over period	(8)%	(7)%	(3)%	(4)%	(4)%	(4)%	—	(1)%
Adjusted operating expenses % change period over period	(8)%	(7)%	(3)%	(4)%	(6)%	(6)%	—	(1)%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of net income (loss) (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in millions, except per WSEE per month)	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income (loss)	$4	$4	$(5)	$(5)	$37	$20	$46	$25
Income tax (benefit) expense	1	1	(1)	(1)	31	17	20	10
Interest expense	6	7	6	6	12	7	12	7
Amortization of SaaS implementation costs	2	2	1	1	3	2	3	2
Depreciation and amortization	10	11	11	12	21	11	22	12
EBITDA	23	25	12	13	104	57	103	56
Stock-based compensation	13	14	20	22	26	14	31	17
Restructuring charges	—	—	—	—	9	5	—	—
Adjusted EBITDA	$36	$39	$32	$35	$139	$76	$134	$73
Net income (loss) % change period over period	180%	180%	(128)%	(125)%	(20)%	(20)%	(53)%	(53)%
Adjusted EBITDA % change period over period	13%	11%	(52)%	(51)%	4%	4%	(36)%	(36)%
Following is a reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025

Net income (loss)	$4	$(5)	$37	$46
Non-GAAP adjustments:
Stock-based compensation	13	20	26	31
Restructuring charges	—	—	9	—
Tax effect	(4)	(5)	(9)	(8)
Total non-GAAP adjustments, net	9	15	26	23
Adjusted net income	$13	$10	$63	$69
Net income (loss) % change period over period	180%	(128)%	(20)%	(53)%
Adjusted net income % change period over period	30%	(70)%	(9)%	(42)%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts per share)	2026	2025	2026	2025

Diluted EPS	$0.10	$(0.14)	$0.97	$1.22
Non-GAAP adjustments:
Stock-based compensation	0.32	0.52	0.67	0.81
Restructuring charges	—	—	0.23	—
Tax effect	(0.08)	(0.12)	(0.23)	(0.20)
Total non-GAAP adjustments, net	0.24	0.40	0.67	0.61
Adjusted EPS	$0.34	$0.26	$1.64	$1.83
Diluted EPS % change period over period	171%	(129)%	(20)%	(52)%
Adjusted EPS % change period over period	31%	(70)%	(10)%	(42)%

The following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2026 guidance:

	Q3 2026	Full Year 2026
(in millions, except per share amounts)	Guidance	Guidance

Net income (loss)	$(12) – $7	$28 – $51
Income tax (benefit) expense	(5) – 3	24 – 41
Interest expense	6	25
SaaS implementation amortization	3	10
Depreciation and amortization	10	40
EBITDA	2 – 29	127 – 167
Stock-based compensation	12	49
Restructuring charges	—	9
Adjusted EBITDA	$14 – $41	$185 – $225

Diluted EPS	$(0.32) – $0.18	$0.76 – $1.31
Non-GAAP adjustments:
Stock-based compensation	0.31	1.27
Restructuring charges	—	0.23
Total non-GAAP adjustments	0.31	1.50
Tax effect	(0.08)	(0.38)
Total non-GAAP adjustments, net	0.23	1.12
Adjusted EPS	$(0.09) – $0.41	$1.88 – $2.43